Earnings Results 3rd Quarter 2025 October 16, 2025 Exhibit 99.2

2 This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events, developments and current conditions in the financial services industry, including trust, brokerage and investment management businesses; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-, brokerage-, and investment management-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters; operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/ financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation. Forward-Looking Statements and Non-GAAP Financial Measures

3 Our Customers Linking our customers to the people, capital, and ideas that empower them in the moments that matter most in their lives. Our Communities M&T is a “bank for communities,” a true engine for local economic development and relationship-building. Our Colleagues We empower our employees to be the best versions of themselves through integrity and empathy. We are committed to Our Shareholders We deliver reliable results anchored by a strong balance sheet that protects and builds investor value across economic cycles. Together, We are M&T Bank

Key Awards and Accolades Received 13 “Best Bank” Awards across Small Business and Middle-Market Categories Small Business • Best Bank for Valuing Long-Term Relationships (U.S.) • Best Bank for Customer Service (U.S.) • Best Bank for Ease of Doing Business (U.S.) • Best Bank for Trust (U.S.) Middle Market • Best Bank for Valuing Long-Term Relationships (U.S.) • Best Bank for Satisfaction with RM (U.S.) • Best Bank for Trust (U.S.) 2025 Bond Buyer Rising Stars: Isela Hernandez 2025 American Banker The Most Powerful Women in Banking NEXT: Dominique Goss, M&T Charitable Foundation The Most Powerful Women in Banking’s Top Teams: Wilmington Trust 2025 ThinkAdvisor Luminaries Awards Finalists • Financial Advisory and Asset Management Firms: Thought Leader of the Year: Sharon Klein • Financial Advisory and Asset Management Firms: Individual Award / CEO of the Year: Jennifer Warren The Most Powerful Women in Finance: Meghan Shue, Wilmington Trust 4

5 Financial Results

6 • Diluted EPS increased +14% QoQ and +20% YoY • Return on Assets increased +12 bps QoQ • Return on Common Equity increased +106 bps QoQ • Net Interest Margin increased +6 bps QoQ and YoY Notable items ($ in millions, except per share) 3Q25 2Q25 3Q24 Amt(1) EPS Amt(1) EPS Amt(1) EPS Earnout payment related to 2023 sale of CIT business $28 $0.14 $— $— $— $— Premium amortization for acquired securities(2) — — (17) (0.09) — — Gain on sale of out-of-footprint loan portfolio — — 15 0.07 — — Gain on sale of institutional services subsidiary — — 10 0.04 — — Discrete Tax Benefit — — — — 14 0.08 Third Quarter 2025 Earnings Highlights GAAP ($ in millions, except per share) 3Q25 2Q25 3Q24 Revenues $2,513 $2,396 $2,332 Noninterest Expense 1,363 1,336 1,303 Provision for Credit Losses 125 125 120 Net Income 792 716 721 Diluted EPS 4.82 4.24 4.02 Return on Assets 1.49% 1.37% 1.37% Return on Common Equity 11.45 10.39 10.26 Net Interest Margin 3.68 3.62 3.62 Net Charge-offs % Avg Loans .42 .32 .35 Note: (1) Amounts presented before any related tax effect. (2) Taxable-equivalent net interest income impact was a decrease of $20 million (-4 bps impact to NIM) in 2Q25.

7 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. Third Quarter 2025 Earnings Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 3Q25 2Q25 3Q24 Net Operating Income $798 $724 $731 Diluted Net Operating EPS 4.87 4.28 4.08 Efficiency Ratio 53.6% 55.2% 55.0% Net Operating ROTA 1.56 1.44 1.45 Net Operating ROTCE 17.13 15.54 15.47 Tangible Book Value per Share (2) $115.31 $112.48 $107.97 • Tangible Book Value per Share increased +3% QoQ and +7% YoY • Net Operating ROTA increased +12 bps QoQ and +11 bps YoY • Net Operating ROTCE increased +159 bps QoQ and +166 bps YoY • Diluted Net Operating EPS increased +14% QoQ and +19% YoY • Efficiency Ratio was 53.6% for 3Q25

Net Interest Income[(1)] & Net Interest Margin


$ IN MILLIONS
$1,739
$1,740
$1,707
$1,722
$1,773
3.62%
3.58%
3.66%
3.62%
3.68%
2Q25 Adjusted NIM was 3.66(2)
3Q24
4Q24
1Q25
2Q25
3Q25
Net Interest Income (Taxable-equivalent)(1)
Net Interest Margin

QoQ Drivers

- Taxable-equivalent net interest income[(1)] increased **+$51 million** or **+3% QoQ**
  - One additional day of earnings
  - Favorable earning asset and interest-bearing liability repricing
  - Second quarter premium amortization for acquired municipal bonds
- Net interest margin rose **+6 bps QoQ** to **3.68%**
  - Second quarter premium amortization for acquired municipal bonds (**+4 bps**)
  - Net higher asset-liability spread, mostly from continued fixed asset repricing (**+3 bps**)
  - Partially offset by lower contribution of net interest-free funds

Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset. (2) See Appendix for reconciliation of this adjusted measure.

M&T Bank Corporation 8

Balance Sheet – Overview

Average Balances, $ in billions, except per share	3Q25	2Q25	3Q24	Change 3Q25 vs 2Q25	Change 3Q25 vs 3Q24
Interest-bearing Deposits at Banks	$17.7	$19.7	$25.5	-10%	-30%
Investment Securities	36.6	35.3	31.0	3	18
Commercial and Industrial ("C&I")	61.7	61.0	59.8	1	3
Commercial Real Estate ("CRE")	24.3	25.3	29.1	-4	-16
Residential Real Estate ("RRE")	24.4	23.7	23.0	3	6
Consumer	26.1	25.4	22.9	3	14
Total Loans	136.5	135.4	134.8	1	1
Earning Assets	190.9	190.5	191.4	—	—
Deposits	162.7	163.4	161.5	—	1
Borrowings	15.6	14.3	15.4	10	1
Common Shareholders' Equity	26.2	26.3	26.2	—	—
As of Quarter End					
Common Shareholders' Equity per Share	$170.43	$166.94	$159.38	2%	7%
Tangible Equity per Common Share[(1)]	115.31	112.48	107.97	3	7
Tangible Common Equity / Tangible Assets[(1)]	8.79%	8.67%	8.83%	12 bps	-4 bps
Common Equity Tier 1 ("CET1") Capital Ratio	10.99[(2)]	10.99	11.54	—	-55 bps

- Capital levels strong with CET1 capital ratio of **10.99%**[(2)]
- Repurchased **$409 million**[(3)] of common shares in 3Q25

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) September 30, 2025 CET1 capital ratio is estimated. (3) Includes share repurchase excise tax.

M&T Bank Corporation 9

10 Balance Sheet – Average Loans QoQ Drivers Average loans increased +$1.1 billion QoQ: • Consumer loans rose +3% (+$745 million), reflecting higher average recreational finance loans • Residential real estate loans increased +3% (+$675 million) • CRE loans declined -4% (-$980 million), reflecting payoffs and the full-quarter impact of the sale of an out- of-footprint portfolio • Commercial and industrial loans grew +1% (+$680 million) reflecting growth in loans to the financial and insurance industry $ IN B IL LI O N S $59.8 $60.7 $61.0 $61.0 $61.7 $29.1 $27.9 $26.3 $25.3 $24.3 $23.0 $23.1 $23.2 $23.7 $24.4 $22.9 $24.0 $24.3 $25.4 $26.1 $134.8 $135.7 $134.8 $135.4 $136.5 6.38% 6.17% 6.06% 6.11% 6.14% C&I CRE RRE Consumer Total Loans Total Loan Yield 3Q24 4Q24 1Q25 2Q25 3Q25

11 Balance Sheet – Securities and Invested Cash Liquidity Coverage Ratio was 108%(2) on September 30, 2025 Duration Pre-tax Unrealized Gain/(Loss) AFS ~2.5 years $163 million HTM ~5.4 years ($789 million) Total Debt Securities ~3.5 years ($626 million) $ IN B IL LI O N S Average Investment Securities and Yield $31.0 $33.7 $34.5 $35.3 $36.6 3.70% 3.88% 4.00% 3.81% 4.13% 3Q24 4Q24 1Q25 2Q25 3Q25 Interest- bearing deposits at banks 31% Other Securities 2% HTM Securities 24% AFS Securities 43% $53.6B TOTAL 2Q25 Adjusted Yield was 4.03%(1) Securities and Invested Cash at 9/30/25 Note: (1) See Appendix for reconciliation of this adjusted measure. (2) While not subject to the liquidity coverage ratio requirements ("LCR"), M&T estimates that its LCR on September 30, 2025 exceeded the regulatory minimum standards that would be applicable if it were a Category III institution subject to the Category III reduced LCR requirements.

12 Balance Sheet – Average Deposits QoQ Drivers Average deposits decreased -$700 million QoQ: • Interest-bearing deposit cost decreased -2 bps • Average interest-bearing deposits rose +$397 million • Average noninterest-bearing deposits declined -$1.1 billion $ IN B IL LI O N S $46.2 $46.5 $45.4 $45.1 $44.0 $98.3 $102.1 $101.6 $104.0 $104.7 $17.0 $16.0 $14.2 $14.3 $14.0 $161.5 $164.6 $161.2 $163.4 $162.7 Noninterest-bearing Deposits Savings and Interest-checking Deposits Time Deposits Total Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 3Q24 4Q24 1Q25 2Q25 3Q25 Total deposit cost 2.06% 1.90% 1.70% 1.72% 1.72% Interest-bearing deposit cost 2.88% 2.64% 2.37% 2.38% 2.36%

Income Statement – Noninterest Income



$ IN MILLIONS
$606
$657
$611
$683
$752
3Q24
4Q24
1Q25
2Q25
3Q25
Noninterest Income

$ in millions	3Q25	2Q25	3Q24	Change 3Q25 vs 2Q25	Change 3Q25 vs 3Q24
Mortgage Banking Revenues	$147	$130	$109	*13%*	*36%*
Service Charges on Deposits	141	137	132	*2*	*7*
Trust Income	181	182	170	*-1*	*7*
Brokerage Services	34	31	32	*9*	*9*
Non-hedge Derivatives / Trading	18	12	13	*66*	*34*
Securities Gain/(Loss)	1	—	(2)	—	—
Other Revenues from Operations	230	191	152	*21*	*50*
Noninterest Income	**$752**	**$683**	**$606**	***10%***	***24%***

QoQ Drivers

Noninterest income increased +$69 million or +10% QoQ:

- Mortgage banking revenues increased **+$17 million QoQ:**
  - Increased residential mortgage loan servicing income
  - Higher gains on sales of commercial mortgage loans
- Trading account and other non-hedging derivative gains increased **+$6 million QoQ** reflecting higher volume of interest rate swap transactions with commercial customers

- Other revenues from operations **increased +$39 million QoQ**:
  - Earnout payment of **+$28 million** related to the Company's 2023 sale of its CIT business
  - **+$20 million** distribution from M&T's investment in BLG
  - **+$12 million** gain on the sale of equipment leases
  - Partially offset by a **$15 million** gain on the sale of an out-of-footprint loan portfolio and a **$10 million** gain from a subsidiary that specialized in institutional services each in 2Q25

M&T Bank Corporation 13

Income Statement – Noninterest Expenses



$1,303
$1,291
$1,363
$1,350
$1,415
$1,402
$1,336
$1,327
$1,363
$1,353
$ IN MILLIONS
55.0%
56.8%
60.5%
55.2%
53.6%
Adjusted Efficiency 55.3%(1)
Adjusted Efficiency 55.3%(1)
Adjusted Efficiency 54.2%(1)
3Q24
4Q24
1Q25
2Q25
3Q25
Operating Noninterest Expense
Total Noninterest Expense
Intangible Amort & Merger-Related
Efficiency Ratio(1)

$ in millions	3Q25	2Q25	3Q24	Change 3Q25 vs 2Q25	Change 3Q25 vs 3Q24
Salaries & Benefits[2]	$833	$813	$775	2%	8%
Equip & Occupancy	129	130	125	—	4
Outside Data Proc & SW	138	138	123	—	12
Professional & Other Services	81	86	88	-7	-8
FDIC Assessments	13	22	25	-41	-50
Advert. & Marketing	23	25	27	-8	-15
Other Costs of Operations	136	113	128	21	6
Operating Expense[1]	1,353	1,327	1,291	2	5
Intangible Amortization	10	9	12	—	-24
Total Noninterest Expense	**$1,363**	**$1,336**	**$1,303**	**2%**	**5%**

QoQ Drivers

Noninterest expense increased +$27 million, or 2% QoQ:

- Salaries and employee benefits expense increased **+$20 million** reflecting higher severance-related expense
- FDIC assessments decreased **-$9 million** reflecting a reduction of estimated special assessment expense from a decrease in the FDIC's loss estimates
- Other costs of operations increased **+$23 million** reflecting higher expense associated with the Company's supplemental executive retirement savings plan due to market performance and an impairment of a renewable energy tax credit investment

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP and adjusted measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) Severance-related charges for 3Q25, 2Q25 and 3Q24 were $22 million, $5 million and $5 million, respectively.

M&T Bank Corporation 14

15 $ IN M IL LI O N S Nonaccrual Loans $1,926 $1,690 $1,540 $1,573 $1,512 1.42% 1.25% 1.14% 1.16% 1.10% Nonaccrual Loans ($) Nonaccrual Loans (%) 3Q24 4Q24 1Q25 2Q25 3Q25 $ IN M IL LI O N S Net Charge-offs $120 $160 $114 $108 $146 0.35% 0.47% 0.34% 0.32% 0.42% Net Charge-offs ($) Net Charge-off Ratio (%) 3Q24 4Q24 1Q25 2Q25 3Q25 Credit $ IN M IL LI O N S Allowance for Loan Losses $2,204 $2,184 $2,200 $2,197 $2,161 1.62% 1.61% 1.63% 1.61% 1.58% Allowance for Loan Losses ($) Allowance for Loan Losses (%) 3Q24 4Q24 1Q25 2Q25 3Q25 $ IN M IL LI O N S Provision for Credit Losses $120 $140 $130 $105 $110 $0 $0 $0 $20 $15 Provision for Loan Losses Provision for Unfunded Credit Commitments 3Q24 4Q24 1Q25 2Q25 3Q25

16 Criticized C&I and CRE Loans Criticized loans decreased -$584 million QoQ: • C&I increased modestly +$87 million • CRE decreased -$671 million – Permanent CRE -$626 million – Construction -$45 million • 96% of criticized accrual loans are current $ IN B IL LI O N S $10.9 $9.9 $9.4 $8.4 $7.8 12.2% 11.2% 10.9% 9.7% 9.0% Criticized Criticized % of C&I and CRE Loans 3Q24 4Q24 1Q25 2Q25 3Q25

Criticized C&I Loans

(Dollars in millions)	September 30, 2025				June 30, 2025			
	Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized	Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized
Commercial and industrial excluding owner-occupied real estate by industry:								
Financial and insurance	$12,084	$164	$24	$188	$12,138	$200	$26	$226
Services	7,689	225	104	329	7,646	295	99	394
Motor vehicle and recreational finance dealers	6,637	508	96	604	6,502	402	99	501
Manufacturing	6,241	331	75	406	6,189	376	88	464
Wholesale	4,246	319	78	397	4,246	305	78	383
Transportation, communications, utilities	3,755	185	65	250	3,807	186	65	251
Retail	3,114	178	20	198	3,079	123	16	139
Construction	2,206	192	36	228	2,275	188	64	252
Health services	1,780	51	29	80	1,879	59	32	91
Real estate investors	1,506	180	14	194	1,314	130	6	136
Other	1,568	98	49	147	1,377	105	33	138
Total commercial and industrial excluding owner-occupied real estate	$50,826	$2,431	$590	$3,021	$50,452	$2,369	$606	$2,975
Owner-occupied real estate by industry:								
Services	$2,308	$120	$33	$153	$2,402	$120	$36	$156
Motor vehicle and recreational finance dealers	2,162	173	23	196	2,239	105	18	123
Retail	1,825	42	10	52	1,808	58	18	76
Health services	1,320	119	60	179	1,313	118	65	183
Wholesale	975	98	5	103	951	103	3	106
Manufacturing	783	79	14	93	785	84	15	99
Real estate investors	634	25	8	33	630	26	9	35
Other	1,054	46	17	63	1,080	36	17	53
Total owner-occupied real estate	11,061	702	170	872	11,208	650	181	831
Total	$61,887	$3,133	$760	$3,893	$61,660	$3,019	$787	$3,806
Percent criticized - excluding owner-occupied real estate				5.9%				5.9%
Percent criticized - owner-occupied real estate				7.9%				7.4%
Percent criticized - total commercial and industrial				6.3%				6.2%

M&T Bank Corporation 17

18 Criticized CRE Loans September 30, 2025 June 30, 2025 (Dollars in millions) Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Permanent finance by property type: Apartments/Multifamily $6,548 $479 $65 $544 $6,082 $600 $73 $673 Retail/Service 4,320 659 76 735 4,435 745 81 826 Office 3,487 642 110 752 3,720 807 102 909 Industrial/Warehouse 2,175 79 10 89 2,098 138 11 149 Hotel 1,776 196 67 263 1,889 313 87 400 Health services 1,554 239 32 271 1,669 302 21 323 Other 202 30 1 31 262 30 1 31 Total permanent 20,062 2,324 361 2,685 20,155 2,935 376 3,311 Construction/Development 3,984 1,177 21 1,198 4,412 1,219 24 1,243 Total $24,046 $3,501 $382 $3,883 $24,567 $4,154 $400 $4,554 Percent criticized - total commercial real estate 16.2% 18.5%

19 CET1 11.54% 11.68% 11.50% 10.99% 10.99% 3Q24 4Q24 1Q25 2Q25 3Q25 TBVPS $107.97 $109.36 $111.13 $112.48 $115.31 3Q24 4Q24 1Q25 2Q25 3Q25 Capital • CET1 capital ratio unchanged at 10.99%(1) at the end of 3Q25 • Tangible book value per share increased +3% to $115.31 • Increased quarterly dividend per share from $1.35 to $1.50 in 3Q25 Note: (1) CET1 capital ratio at September 30, 2025 is estimated. (2) See Appendix for reconciliation of GAAP with this non-GAAP measure. (3) Based on the Federal Reserve Board's most recent supervisory stress tests released in June 2025. QoQ Drivers • Stress capital buffer improved to 2.7% from 3.8% effective October 1, 2025(3) • AFS and pension-related AOCI would have impacted the CET1 capital ratio by +13 bps at the end of 3Q25 (1) (2)

4Q25 Outlook

		4Q25 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	$1.8 billion +/-	• NIM of 3.70% +/- • Reflects two additional rate cuts in 4Q25
Income Statement	**Fee Income**	$670 to $690 million	• Continued strength in trust, mortgage banking and service charges
Income Statement	**GAAP Expense** ***Includes intangible amortization***	$1,350 to $1,370 million	• Expenses increasing due to professional services
Income Statement	**Net Charge-Offs** ***% of Average Loans***	40 to 50 basis points	• FY2025 NCO less than 40 basis points
Income Statement	**Tax Rate** **Taxable-equivalent**	23.5% to 24%	
Average Balances	**Loans**	$137 to $138 billion	• Growth in C&I and consumer • Moderating pace of CRE decline
Average Balances	**Deposits**	$163 to $164 billion	• Focus on growing customer deposits
	CET1 Capital Ratio	10.75% to 11.00%	• Share repurchase flexibility

M&T Bank Corporation 20

Focused on Four Priorities 21 Build our New England and Long Island Markets Optimize our Resources through Simplification Make our Systems and Processes Resilient and Scalable Continue to Develop and Scale our Capability to Manage Risk We continue our mission to simplify M&T and make investments that will improve the experience of our customers and colleagues — and help us maintain our differentiated community bank approach

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Leading position in core markets

Strong Shareholder Returns

- 15-17% ROTCE[(1)]
- Robust dividend growth
- 8% TBV per share growth[(2)]

Source: FactSet, S&P Global, Company Filings.

Note: (1) ROTCE range comprises 5 years of the trailing 3-year ROTCE from 2019-2024, consistent with M&T's measurement of ROTCE for performance-based stock compensation. (2) TBV per share growth represents CAGR from 2019-2024.

M&T Bank Corporation 22

23 Appendix

24 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Appendix Note: (1) After any related tax effect. GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 3Q24 4Q24 1Q25 2Q25 3Q25 Net income Net income $721 $681 $584 $716 $792 Amortization of core deposits and other intangible assets (1) 10 10 10 8 6 Net operating income $731 $691 $594 $724 $798 Earnings per common share Diluted earnings per common share $4.02 $3.86 $3.32 $4.24 $4.82 Amortization of core deposits and other intangible assets (1) 0.06 0.06 0.06 0.04 0.05 Diluted net operating earnings per common share $4.08 $3.92 $3.38 $4.28 $4.87

25 Appendix GAAP to Net Operating (Non-GAAP) Reconciliation In millions 3Q24 4Q24 1Q25 2Q25 3Q25 Other expense Other expense $1,303 $1,363 $1,415 $1,336 $1,363 Amortization of core deposit and other intangible assets (12) (13) (13) (9) (10) Noninterest operating expense $1,291 $1,350 $1,402 $1,327 $1,353 Efficiency ratio Noninterest operating expense (numerator) $1,291 $1,350 $1,402 $1,327 $1,353 Taxable-equivalent net interest income $1,739 $1,740 $1,707 $1,722 $1,773 Other income 606 657 611 683 752 Less: Gain (loss) on bank investment securities (2) 18 — — 1 Denominator $2,347 $2,379 $2,318 $2,405 $2,524 Efficiency ratio 55.0% 56.8% 60.5% 55.2% 53.6%

26 Appendix In millions 3Q24 4Q24 1Q25 2Q25 3Q25 Average assets Average assets $209,581 $211,853 $208,321 $210,261 $211,053 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (113) (100) (92) (89) (79) Deferred taxes 28 29 27 26 24 Average tangible assets $201,031 $203,317 $199,791 $201,733 $202,533 Average common equity Average total equity $28,725 $28,707 $28,998 $28,666 $28,583 Preferred stock (2,565) (2,394) (2,394) (2,394) (2,394) Average common equity 26,160 26,313 26,604 26,272 26,189 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (113) (100) (92) (89) (79) Deferred taxes 28 29 27 26 24 Average tangible common equity $17,610 $17,777 $18,074 $17,744 $17,669 GAAP to Tangible (Non-GAAP) Reconciliation

27 Appendix In millions 9/30/2024 12/31/2024 3/31/2025 6/30/2025 9/30/2025 Total assets Total assets $211,785 $208,105 $210,321 $211,584 $211,277 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (107) (94) (93) (84) (74) Deferred taxes 30 28 26 25 23 Total tangible assets $203,243 $199,574 $201,789 $203,060 $202,761 Total common equity Total equity $28,876 $29,027 $28,991 $28,525 $28,728 Preferred stock (2,394) (2,394) (2,394) (2,394) (2,394) Common equity 26,482 26,633 26,597 26,131 26,334 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (107) (94) (93) (84) (74) Deferred taxes 30 28 26 25 23 Total tangible common equity $17,940 $18,102 $18,065 $17,607 $17,818 GAAP to Tangible (Non-GAAP) Reconciliation

28 Appendix Reconciliation of Adjusted Metrics In millions, except per share 3Q24 4Q24 1Q25 2Q25 3Q25 Taxable-equivalent net interest income - Adjusted Taxable-equivalent net interest income $1,722 Premium amortization for acquired securities 20 Taxable-equivalent net interest income - Adjusted $1,742 Net interest margin - Adjusted(1) Net interest margin 3.62% Premium amortization for acquired securities 0.04 Net interest margin - Adjusted 3.66% Yield on investment securities(2) 3.81% Premium amortization for acquired securities 0.22 Yield on investment securities - Adjusted 4.03% Note: (1) Net interest margin is calculated on average earning assets of $190.5 billion in 2Q25. (2) Yields on investment securities are calculated on average investment securities of $35.3 billion in 2Q25. M&T is providing supplemental reporting of its results on a “Adjusted” basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although “ Adjusted” income and expense as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

29 Appendix Reconciliation of Adjusted Metrics In millions 3Q24 4Q24 1Q25 2Q25 3Q25 Other income - Adjusted Other income $657 $683 $752 Gain on sale of out-of-footprint loan portfolio — (15) — Gain on sale of institutional services subsidiary — (10) — Earnout payment related to 2023 sale of CIT business — — (28) Other income - Adjusted $657 $658 $724 Noninterest operating expense - Adjusted Noninterest operating expense $1,350 $1,327 $1,353 Pension plan distribution benefit 12 — — Redemption of trust preferred obligations (20) — — Vacated facility write-downs (27) — — Noninterest operating expense - Adjusted $1,315 $1,327 $1,353 Efficiency ratio - Adjusted Noninterest operating expense (numerator) - Adjusted $1,315 $1,327 $1,353 Taxable-equivalent net interest income - Adjusted 1,740 1,742 1,773 Other income - Adjusted 657 658 724 Less: Gain (loss) on bank investment securities 18 — — Denominator $2,379 $2,400 $2,497 Efficiency ratio - Adjusted 55.3% 55.3% 54.2%